Exhibit 99.1

			Press Release
Contacts:

Investor Relations		Media Relations

Jeff Norris	Danielle Dietz	Julie Rakes	Tatiana Stead

703.720.2455	703.720.2455	804.284.5800	703.720.2352

FOR IMMEDIATE RELEASE: October 20, 2011

Capital One Reports Third Quarter 2011 Net Income of $813 million,

or $1.77 per share

•	Estimated Tier 1 Common Equity Ratio of approximately 10.0 percent at September 30, 2011, up 60 basis points from 9.4 percent at June 30, 2011

•	End of period loan balances up $1.0 billion to $130.0 billion

•	Net Interest Margin expanded 19 basis points to 7.4 percent compared to second quarter 2011

•	Revenue Margin 9.4 percent, up 18 basis points compared to second quarter 2011

•	Charge-off Rate of 2.52 percent, down 39 basis points compared to second quarter 2011

McLean, Va. (Oct 20, 2011) – Capital One Financial Corporation (NYSE: COF) today announced net income for the third quarter of 2011 of $813 million, or $1.77 per diluted common share, compared with net income of $911 million, or $1.97 per diluted common share, for the second quarter of 2011, and net income of $803 million, or $1.76 per diluted common share, for the third quarter of 2010.

“Our strong third quarter results demonstrate that we remain well-positioned to win in the marketplace and deliver shareholder value,” said Richard D. Fairbank, Capital One’s Chairman and Chief Executive Officer. “We expect that the acquisitions of ING Direct and the HSBC US Card Business will deliver attractive financial results in the near-term, and put us in an even stronger position to enhance and sustain the value we can deliver to our customers, our communities and our shareholders.”

Capital One Third Quarter 2011 Earnings

All comparisons in the following paragraphs are for third quarter 2011 compared to second quarter 2011 unless otherwise noted.

Loan and Deposit Balances

Period-end loan balances increased $987 million to $130.0 billion driven by growth in Auto Finance and Commercial Banking. Excluding the expected decline in loan balances in the company’s run-off portfolios, loan balances increased $2.0 billion.

Period-end total deposits increased $2.2 billion to $128.3 billion, driven by growth in branch and direct deposits.

Revenues

Total revenue in the third quarter of 2011 was $4.2 billion, up $161 million, or 4.0 percent. Net interest income drove the majority of the increase in revenue, increasing $147 million to $3.3 billion. Approximately half of this growth resulted from a decline in the level of revenue suppression in the Credit Card segment. This lower level of suppression was driven by an increase in the estimated collectability of billed finance charges and fees on existing credit card balances.

In addition, there were two largely offsetting revenue items related to the company’s balance sheet repositioning ahead of the pending acquisition of ING Direct. The company recognized $239 million of gains from the sale of $6.4 billion of securities, which were predominately agency mortgage backed securities. Additionally, at the end of the quarter, the company recognized a $266 million mark-to-market loss on the previously announced pay-fixed swap executed in early August 2011.

Margins

Net interest margin expanded 19 basis points in the quarter to 7.39 percent as average asset yield rose 13 basis points combined with a decline of six basis points in the cost of funds. The decline was a result of a decline in deposit rates and a reduction in wholesale funding.

Capital One Third Quarter 2011 Earnings

Revenue margin for the third quarter was 9.35 percent, up 18 basis points. The expansion of revenue margin resulted from the same factors that drove the increase in revenues in the quarter.

Non-Interest Expense

Operating expense for the third quarter increased $59 million primarily due to higher staffing costs as well as accruals against an earn-out agreement related to a previous acquisition. Marketing expense decreased $17 million, mostly driven by the timing of several large marketing programs which impacted expenses in the second quarter. In line with usual historical patterns, the company expects marketing expense to rise in the fourth quarter.

Pre-Provision Income (before tax)

An increase in revenue in the quarter was partially offset by a modest increase in non-interest expenses.

Provision Expense

As overall credit trends are stabilizing after almost two years of rapidly declining charge-offs, quarterly credit metrics are increasingly driven by seasonal patterns. Charge-offs continued to fall in the quarter, but a significantly smaller allowance release associated with stabilizing credit trends caused provision expense to increase to $622 million. The charge-off rate improved 39 basis points to 2.52 percent, while the coverage ratio of allowance to loans came down by only 19 basis points to 3.29 percent.

Representation & Warranty

The company’s reserve for representation and warranty claims was $892 million as of September 30, 2011, up from $869 million as of June 30, 2011. The company added $72 million in additional reserves and paid $49 million in claims. As a result of some generally increased activity by investors in the non-GSE and non-insured securitization category, the company now believes that the upper end of the reasonably possible future losses from representation and warranty claims beyond current accrual

Capital One Third Quarter 2011 Earnings

levels could be as high as $1.5 billion. This estimate continues to be subject to the significant uncertainty and numerous factors described in the company’s quarterly reports filed with the Securities and Exchange Commission.

Net Income

Net income decreased $98 million as higher pre-provision earnings were more than offset by higher provision expense.

Capital Ratios

The company’s estimated Tier 1 common equity ratio rose to 10.0 percent as of September 30, 2011, up 60 basis points from June 30, 2011. The increase was driven by strong business performance as well as the expected continued decline of deferred tax assets disallowed in the regulatory capital calculation. “We continue to be comfortable with our strong capital levels and our underlying trajectory,” said Gary L. Perlin, Capital One’s Chief Financial Officer. “Using known Basel III definitions, our Tier 1 common equity ratio would have been approximately 10 basis points higher in the quarter, or 10.1 percent.”

Tier 1 common equity ratio, as used throughout this release, is a non-GAAP financial measure. For additional information, see Table 12 in the Financial Supplement.

Credit Card Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

The Domestic Card business delivered another quarter of strong returns. The net charge-off rate improved 82 basis points in the quarter with approximately half of the improvement resulting from expected seasonal patterns and the remaining improvement driven by underlying credit performance. The company continues to see declining loss severity and strong credit performance in its newer vintages and portfolio seasoning as older vintages mature.

Domestic Card loan balances declined modestly in the quarter, but excluding the Installment Loan run-off, revolving credit card loans grew $276 million in the quarter, up approximately 0.5 percent sequentially, and up about 4.4 percent compared to the third quarter of 2010.

Capital One Third Quarter 2011 Earnings

Purchase volume increased in the quarter to $34.9 billion, reflecting third quarter seasonality and continued strong growth in purchase volume across the company’s Domestic Card business. Purchase volume grew 17 percent from the third quarter of 2010, excluding the impact of the Kohl’s portfolio.

Commercial Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

The Commercial Banking segment delivered its third consecutive quarter of strong profitability and continued loan growth. Commercial deposits and commercial customer relationships continued to grow in the quarter.

Ending loans were up 2.9 percent from the prior quarter and up 8.7 percent from the third quarter of 2010. Growth in loan commitments, an early indicator of future loan growth, was even stronger. Commercial & Industrial and Commercial Real Estate businesses experienced the strongest growth in both loans and loan commitments.

Commercial Banking credit metrics have stabilized and improved modestly over the last five quarters. At a rate of 0.37 percent, net charge-offs for Commercial Banking are at their lowest levels since the third quarter of 2008.

Consumer Banking Highlights

For more lending information and statistics on the segment results, please refer to the Financial Supplement.

In Consumer Banking, loan balances were up modestly as strong growth in auto loans was partially offset by expected runoff of the Home Loan portfolio. Auto Finance originations were $3.4 billion, up 17 percent from the second quarter and 40 percent from the third quarter of 2010.

In the Auto Finance business, charge-off and delinquency rates increased in the quarter, consistent with expected seasonal patterns. Year-over-year, charge-offs and delinquencies improved 102 basis points and 108 basis points, respectively.

Auto Finance credit performance remains strong, with originations continuing to perform better than originations from 2007 and 2008. In fact, Auto Finance credit metrics are near their all-time lows, driven by the actions the company took to retrench and reposition the business, tight

Capital One Third Quarter 2011 Earnings

underwriting and loss mitigation actions through the recession, and continued strength in used car auction prices.

The charge-off rate improved in the Home Loan portfolio, while the delinquency rate increased modestly.

Consumer Banking deposits were up $1.3 billion in the third quarter as the Consumer Banking segment continued to grow retail banking customer relationships.

Forward-looking statements

The company cautions that its current expectations in this release dated October 20, 2011, and the company’s plans, objectives, expectations and intentions, are forward-looking statements which speak only as of the date hereof. The company does not undertake any obligation to update or revise any of the information contained herein whether as a result of new information, future events or otherwise.

Certain statements in this release are forward-looking statements, including those that discuss, among other things, strategies, goals, outlook or other non-historical matters; projections, revenues, income, returns, accruals for claims in litigation and for other claims against the company, earnings per share or other financial measures for the company; future financial and operating results; the company’s plans, objectives, expectations and intentions; the projected impact and benefits of the pending transactions involving the company, HSBC and ING Direct (the “transactions”); and the assumptions that underlie these matters. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous factors could cause the company’s actual results to differ materially from those described in such forward-looking statements, including, among other things: general economic and business conditions in the U.S., the U.K., Canada or the company’s local markets, including conditions affecting employment levels, interest rates, consumer income and confidence, spending and savings that may affect consumer bankruptcies, defaults, charge-offs and deposit activity; an increase or decrease in credit losses (including increases due to a worsening of general economic conditions in the credit environment); the possibility that regulatory and other approvals and conditions to either of the transactions are not received or satisfied on a timely basis or at all; the possibility that modifications to the terms of either of the transactions may be required in order to obtain or satisfy such approvals or conditions; the possibility that the company will not receive third-party consents necessary to fully realize the anticipated benefits of the transactions; the possibility that the company may not fully realize the projected cost savings and other projected benefits of the transactions; changes in the anticipated timing for closing either of the transactions; difficulties and delays in integrating the assets and businesses acquired in the transactions; business disruption during the pendency of or following the transactions; the inability to sustain revenue and earnings growth; diversion of management time on issues related to the transactions; reputational risks and the reaction of customers and counterparties to the transactions; disruptions relating to the transactions negatively impacting the company’s ability to maintain relationships with customers, employees and suppliers; changes in asset quality and credit risk as a result of the transactions; financial, legal,

Capital One Third Quarter 2011 Earnings

regulatory, tax or accounting changes or actions, including the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder; developments, changes or actions relating to any litigation matter involving the company; increases or decreases in interest rates; the company’s ability to access the capital markets at attractive rates and terms to capitalize and fund its operations and future growth; the success of the company’s marketing efforts in attracting and retaining customers; increases or decreases in the company’s aggregate loan balances or the number of customers and the growth rate and composition thereof, including increases or decreases resulting from factors such as shifting product mix, amount of actual marketing expenses the company incurs and attrition of loan balances; the level of future repurchase or indemnification requests the company may receive, the actual future performance of mortgage loans relating to such requests, the success rates of claimants against the company, any developments in litigation and the actual recoveries the company may make on any collateral relating to claims against the company; the amount and rate of deposit growth; changes in the reputation of or expectations regarding the financial services industry or the company with respect to practices, products or financial condition; any significant disruption in the company’s operations or technology platform; the company’s ability to maintain a compliance infrastructure suitable for its size and complexity; the company’s ability to control costs; the amount of, and rate of growth in, the company’s expenses as its business develops or changes or as it expands into new market areas; the company’s ability to execute on its strategic and operational plans; any significant disruption of, or loss of public confidence in, the United States Mail service affecting the company’s response rates and consumer payments; the company’s ability to recruit and retain experienced personnel to assist in the management and operations of new products and services; changes in the labor and employment markets; fraud or misconduct by the company’s customers, employees or business partners; competition from providers of products and services that compete with the company’s businesses; and other risk factors set forth from time to time in reports that the company files with the Securities and Exchange Commission (the “SEC”), including, but not limited to, the Annual Report on Form 10-K for the year ended December 31, 2010, and Exhibit 99.5 to the Current Report on Form 8-K filed on July 13, 2011.

About Capital One

Capital One Financial Corporation (www.capitalone.com) is a financial holding company whose subsidiaries, which include Capital One, N.A. and Capital One Bank (USA), N. A., had $128.3 billion in deposits and $200.1 billion in total assets outstanding as of September 30, 2011. Headquartered in McLean, Virginia, Capital One offers a broad spectrum of financial products and services to consumers, small businesses and commercial clients. Capital One, N.A. has approximately 1,000 branch locations primarily in New York, New Jersey, Texas, Louisiana, Maryland, Virginia and the District of Columbia. A Fortune 500 company, Capital One trades on the New York Stock Exchange under the symbol “COF” and is included in the S&P 100 index.